Exhibit No. 32

 CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Barnwell Industries, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2026 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 11, 2026	/s/ Craig D. Hopkins
Name: Craig D. Hopkins
Title: President and Chief Executive Officer
(Principal Executive Officer)

Dated:	August 11, 2026	/s/ Philip F. Patman Jr.
Name: Philip F. Patman, Jr.
Chief Financial Officer, and Treasurer
(Principal Financial and Accounting Officer)